POWER OF ATTORNEY

THE STATE OF Pennsylvania (
COUNTY OF Montgomery (
(

KNOW ALL MEN BY THESE PRESENTS THAT:

The undersigned hereby constitutes and appoints Stephen E. Tremblay and/or James L. Simmons the undersigned's true and lawful attorney-in-fact and agent to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Kraton Corporation (the ***"Company"***), Forms 3, 4 and 5 and file such forms with the United States Securities and Exchange Commission (the ***"SEC"***) and any stock exchange or similar authority; and

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and file such forms with the SEC and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or resubstitution, hereby ratifying and confirming all that such substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 15th day of March 2017.

[signature]

Marcello C. Boldrini

THE STATE OF Pennsylvania (
COUNTY OF Montgomery (
(

BEFORE ME, the undersigned authority, on this day personally appeared MARCELLO C. BOLDRINI known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 15th day of March 2017.

Brenda L. Folk

Name:
Notary Public

COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
Brenda L. Folk, Notary Public
East Vincent Twp., Chester County
My Commission Expires Jan. 3, 2019
MEMBER, PENNSYLVANIA ASSOCIATION OF NOTARIES

Notary's Printed Name:
Commission Expires: